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                                                                     EXHIBIT 4.4

     TRUST AGREEMENT, dated as of July 9, 2001, between Team Financial, Inc., a Kansas corporation (the "Sponsor"), Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Delaware Trustee"), and the individual trustees identified on the signature page hereto (the "Individual Trustees") (the Delaware Trustee and such Individual Trustees, collectively, the "Trustees"). The Sponsor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "Team Financial Capital Trust I," in which name the Trustees, or the Sponsor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code ss. 3801 et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust in the office of the Secretary of State of the State of Delaware in the form attached hereto. The Trust is hereby established by the Sponsor and the Trustees for the purpose of (i) issuing trust preferred securities ("Preferred Securities") representing undivided beneficial interests in the assets of the Trust in exchange for cash and investing the proceeds thereof in debentures of the Sponsor, (ii) issuing and selling common securities ("Common Securities" and, together with the Preferred Securities, "Trust Securities") representing undivided beneficial interests in the assets of the Trust to the Sponsor in exchange for cash and investing the proceeds thereof in additional convertible debentures of the Sponsor and (iii) engaging in such other activities as are necessary, convenient or incidental thereto.

     3. Concurrent with the first issuance of any Trust Securities by the Trust, the Sponsor and the Trustees intend to enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities and the Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Sponsor and the Trustees hereby authorize and direct the Sponsor, as the sponsor of the Trust, (i) to prepare and file with the Securities and Exchange Commission (the "Commission") and execute, in each case on behalf of the Trust, (a) a Registration Statement on Form S-1 or S-3 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such Registration Statement, relating to the registration of the Preferred Securities under the Securities Act of 1933, as amended (the "Securities Act") and (b) a Registration Statement on Form 8-A (the "1934 Act Registration Statement") (including any pre-effective or post-effective amendments thereto) relating to the registration of the Preferred Securities under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to execute on behalf of the Trust and file with the National Association of Securities Dealers

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Automated Quotation System (the "Nasdaq National Market"), the New York Stock
Exchange or such other national securities exchange a listing application and all other applications, statements, certificates, agreements, and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on the Nasdaq National Market, the New York Stock Exchange or such other national securities exchange; (iii) to prepare, execute and file, in each case on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or "blue sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable; and (iv) to negotiate the terms of, and execute on behalf of the Trust, a purchase agreement among the Trust, the Sponsor and any underwriter, dealer or agent relating to the offer and sale of the Preferred Securities, satisfactory to each such party. In the event that any filing referred to in any of clauses (i) - (iii) above is required by the rules and regulations of the Commission, the Nasdaq National Market, the New York Stock Exchange or such other national securities exchange or state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, the Individual Trustees, in their capacities as Trustees of the Trust, are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that Wilmington Trust Company, in its capacity as a Trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, the Nasdaq National Market, the New York Stock Exchange or such other national securities exchange or state securities or blue sky laws and unless the Delaware Trustee has received an indemnity satisfactory to it.

     5. This Trust Agreement may be executed in one or more counterparts.

     6. The number of Trustees initially shall be four (4) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of Trustees; provided, however, that the number of Trustees shall in no event be less than four (4); and provided, further, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and meets any other requirements imposed by applicable law. Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any Trustee at any time. Any Trustee may resign upon 30 days prior notice to the Sponsor.

     7. (a) The Delaware Trustee (the "Fiduciary Indemnified Person") shall not be liable, responsible or accountable in damages or otherwise to the Trust, the Sponsor, the Trustees or any holder of the Trust Securities (the Trustees and any holder of the Trust Securities being a "Covered Person") for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Fiduciary Indemnified Person in good faith on behalf of the Trust and in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Trust Agreement or by law, except that the Fiduciary Indemnified Person shall be liable for any such loss, damage or

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claim incurred by reason of the Fiduciary Indemnified Person's gross negligence or bad faith with respect to such acts or omissions.

     (b) The Fiduciary Indemnified Person shall be fully protected in relying in good faith upon the records of the Trust and upon such information, opinions, reports or statements presented to the Trust by any person as to matters the Fiduciary Indemnified Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Trust, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses, or any other facts pertinent to the existence and amount of assets from which distributions to holders of Trust Securities might properly be paid.

     8. The Sponsor agrees, to the fullest extent permitted by applicable law,

     (a) to indemnify and hold harmless the Fiduciary Indemnified Person, or any of its officers, directors, shareholders, employees, representatives or agents, from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsoever incurred by the Fiduciary Indemnified Person by reason of the creation, operation or termination of the Trust in a manner the Fiduciary Indemnified Person reasonably believed to be within the scope of authority conferred on the Fiduciary Indemnified Person by this Trust Agreement, except that no Fiduciary Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by the Fiduciary Indemnified Person by reason of gross negligence or willful misconduct with respect to such acts or omissions; and

     (b) to advance expenses (including legal fees) incurred by the Fiduciary Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, prior to the final disposition of such claim, demand, action, suit or proceeding, upon receipt by the Trust of an undertaking by or on behalf of the Fiduciary Indemnified Person to repay such amount if it shall be determined that the Fiduciary Indemnified Person is not entitled to be indemnified as authorized in the preceding subsection.

     9. The provisions of Section 9 shall survive the termination of this Trust Agreement or the earlier resignation or removal of the Fiduciary Indemnified Person.

     10. The Trust may terminate without issuing any Trust Securities at the election of the Sponsor.

     11. This Trust Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                       TEAM FINANCIAL, INC.,
                                       as Sponsor

                                       By: /s/ Robert J. Weatherbie
                                           -------------------------------------
                                       Name:
                                       Title:

                                       WILMINGTON TRUST COMPANY,
                                       as Delaware Trustee

                                       By: /s/ Donald G. MacKelcan
                                           -------------------------------------
                                       Name: Donald G. MacKelcan
                                       Title:   Vice President

                                       /s/ Robert J. Weatherbie
                                       -----------------------------------------
                                       Robert J. Weatherbie,
                                       as Trustee

                                       /s/ Michael L. Gibson
                                       -----------------------------------------
                                       Michael L. Gibson,
                                       as Trustee

                                       /s/ Gregory S. Schreacke
                                       -----------------------------------------
                                       Gregory S. Schreacke,
                                       as Trustee

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                              CERTIFICATE OF TRUST
                                       OF
                         TEAM FINANCIAL CAPITAL TRUST I

     THIS CERTIFICATE OF TRUST OF Team Financial Capital Trust I (the "Trust") is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801 et seq.)

     1. Name: The name of the business trust being formed hereby is Team Financial Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trustee Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon its filing in the office of the Secretary of State of the State of Delaware.

     4. Counterparts. This Certificate of Trust may be executed in one or more counterparts.

     IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first above written.

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                                       ---------------------------------------
                                       Robert J. Weatherbie, as Trustee


                                       ---------------------------------------
                                       Michael L. Gibson, as Trustee


                                       ---------------------------------------
                                       Gregory S. Schreacke, as Trustee


                                       WILMINGTON TRUST COMPANY, as Trustee

                                       By:
                                           -----------------------------------
                                       Name:
                                       Title:

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